UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Plains Exploration & Production Company

Page
Item 8.01. Other Events	1

Signatures	2

Item 8.01. Other Events

On June 1, 2005 Plains Exploration & Production Company (the “Company”, “our”, “we” or “us”) filed a Current Report on Form 8-K (the “previous report”) disclosing under Item 8.01 information with respect to the elimination of certain if its existing oil price swaps and collars. This Current Report on Form 8-K/A is being filed to correct a portion of the disclosure under Item 8.01 in the previous report. Item 8.01 of the previous report is hereby amended and restated in its entirety as follows:

On May 31, 2005 we completed the previously announced elimination of all of our existing 2006 oil price swaps and collars for approximately $293 million. The oil swaps involved 15,000 barrels of oil per day at average price of $25.28 and the collars involved 22,000 barrels of oil per day with a floor price of $25.00 and an average ceiling price of $34.76. The cash payments will reduce derivative liabilities on our balance sheet. The $146 million cash payment for the collars will be reflected as a financing cash outflow in our statement of cash flows and the $147 million cash payment for the swaps will be reflected as an operating cash outflow.

The disclosure under Items 2.01 and 9.01 in the previous report is not affected by this Current Report on Form 8-K/A and is incorporated herein by reference.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: June 13, 2005	/s/ Cynthia A. Feeback
Cynthia A Feeback
Vice President, Controller & Chief Accounting Officer

2